EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated November 9, 1994 appearing on page F-2 of SunAmerica Inc.'s Annual Report on Form 10-K for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of such Annual Report on Form 10-K.
We also consent to the reference to us under heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
________________________

PRICE WATERHOUSE LLP
Los Angeles, California
April 25, 1995